UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 14, 2014

BRIDGE BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

X                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 1.01                                 Entry into a Material Definitive Agreement

On December 14, 2014, Bridge Bancorp, Inc. (“Bridge Bancorp”), The Bridgehampton National Bank, the wholly owned subsidiary of Bridge Bancorp, and Community National Bank entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Bridge Bancorp will acquire, in an all stock merger, Community National Bank through the merger of Community National Bank with and into The Bridgehampton National Bank.  Under the terms of the Merger Agreement, each outstanding share of Community National Bank common stock will be converted into the right to receive 0.79 of a share of Bridge Bancorp common stock.  Based on Bridge Bancorp’s closing stock price on December 12, 2014 of $25.35, the transaction implies a per share value of $20.03 and an aggregate estimated value of $141 million.

The proposed merger is subject to customary closing conditions, including the receipt of regulatory approvals and approval by the stockholders of Bridge Bancorp and Community National Bank. The merger is currently expected to be completed in the second quarter of 2015.  In connection with the proposed merger, two directors of Community National Bank will be appointed to the Board of Directors of Bridge Bancorp and The Bridgehampton National Bank.

The directors and certain executive officers of Community National Bank have agreed to vote their shares in favor of the approval of the Merger Agreement at the Community National Bank stockholders meeting to be held to vote on the proposed transaction. If the merger is not consummated under specified circumstances, Community National Bank has agreed to pay Bridge Bancorp a termination fee equal to $5.0 million.

The Merger Agreement also contains usual and customary representations and warranties that Bridge Bancorp and Community National Bank made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between Bridge Bancorp and Community National Bank, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been used to allocate risk between Bridge Bancorp and Community National Bank rather than establishing matters as facts.

The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current report on Form 8-K and which is incorporated herein by reference in its entirety.

Bridge Bancorp will be filing a registration statement on Form S-4 containing a proxy statement/prospectus and other documents regarding the proposed transaction with the SEC.  Community National Bank and Bridge Bancorp stockholders and investors are urged to read the prospectus when it becomes available, because it will contain important information about Bridge Bancorp and Community National Bank. When available, copies of the prospectus will be mailed to Community National Bank and Bridge Bancorp stockholders.  When available, copies of the prospectus also may be obtained free of charge at the SEC’s website at http://www.sec.gov, or by directing a request to Bridge Bancorp, Inc., Attention: Corporate Secretary, 2200 Montauk Highway, Bridgehampton, New York, 11932, or on its website at www.bridgenb.com.

Bridge Bancorp, Inc. and Community National Bank and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Bridge Bancorp, Inc. and Community National Bank in connection with the proposed transaction. Information about the directors and executive officers of Bridge Bancorp, Inc. is set forth in the proxy statement, dated April 2, 2014, for the Bridge Bancorp, Inc. 2014 annual meeting of stockholders, as filed with the SEC on Schedule 14A. Information about the directors and executive officers of Community National Bank and additional information about the interests of directors and executive officers of Bridge Bancorp, Inc. and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus included in the Form S-4 when it becomes available.

Item 9.01.                             Financial Statements and Exhibits

(d)                             Exhibits

Exhibit 2.1.	Agreement and Plan of Merger dated as of December 14, 2014 by and among Bridge Bancorp, Inc., The Bridgehampton National Bank and Community National Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridge Bancorp, Inc.
(Registrant)

/s/ Kevin M. O’Connor
Kevin M. O’Connor
President and Chief Executive Officer

Dated: December 17, 2014